UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

NextCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38905 (Commission File Number)	47-5231247 (IRS Employer Identification No.)

9000 Virginia Manor Road, Suite 200 Beltsville, Maryland	20705
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (240) 399-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

Licensing Agreement

On June 13, 2025, NextCure, Inc. (“NextCure” or the “Company”) entered into a License Agreement (the “Licensing Agreement”) with Hainan Simcere Zaiming Pharmaceutical Co., Ltd. (“Zaiming”), a biopharmaceutical company based in China. Pursuant to the Licensing Agreement, the Company obtained (1) an exclusive, worldwide (excluding the Zaiming Territory, as identified below) license to develop, manufacture, and commercialize Zaiming’s clinical-stage antibody drug conjugate (“ADC”) candidate, SIM0505 (also known as SCR-9359), and related compounds (the “Zaiming Products”), and (2) a non-exclusive, worldwide (excluding the Zaiming Territory) license to use Zaiming’s ADC platform technology to develop ADCs based on the Company’s proprietary antibodies for an additional novel target (the “NextCure Products”).

Zaiming retained exclusive rights to develop and commercialize the Zaiming Products and any NextCure Products in mainland China, Hong Kong, Macau, and Taiwan (the “Zaiming Territory”).

Under the Licensing Agreement: (i) the Company agreed to pay $17 million to Zaiming, which includes an upfront cash payment of $12 million (the “Initial Payment”) and an additional $5 million that becomes payable upon the earlier of a qualifying financing event or December 31, 2025; (ii) upon initiation of the first Phase 2 clinical trial for SIM0505, the Company will issue to Zaiming $1 million in its common stock, or under certain conditions, pay an equivalent cash amount in lieu of common stock; (iii) the Company will pay Zaiming development and regulatory milestone payments of up to $166.5 million per Zaiming Product and up to $25.5 million per NextCure Product, and commercial sales-based milestone payments of up to $535 million; and (iv) the Company will also pay tiered royalties on annual net sales of licensed products, at rates ranging from mid-single digit to low double digit percentages for Zaiming Products; and low to mid-single digit percentages for NextCure Products, in all cases, subject to standard reductions.

The Company will be responsible for clinical development and commercialization of SIM0505 in the United States and other countries outside of the Zaiming Territory and is obligated to use commercially reasonable efforts to seek regulatory approvals in the U.S. and at least one other major market country. Zaiming retains exclusive rights in the Zaiming Territory and will continue development of SIM0505 in China.

Zaiming will also supply the Company with clinical material from existing inventory for immediate clinical trial needs and support a technology transfer to the Company for the manufacturing of future drug product. Additionally, each party retains ownership of its background IP and new inventions will be owned based on inventorship, with specified provisions for jointly developed IP.

The Licensing Agreement contains standard governance, exclusivity, confidentiality, indemnity, and termination provisions and the term of the Licensing Agreement will continue on a product-by-product, country-by-country basis until the expiration of the applicable royalty term.

The foregoing summary is a summary of the material terms of the Licensing Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Licensing Agreement, which will be filed as an exhibit in our next quarterly report.

Private Placement

On June 13, 2025, the Company entered into Subscription Agreement (the “Subscription Agreement”) with Simcere Zaiming, Inc., a Delaware corporation and an affiliate of Zaiming (the “Subscriber”) pursuant to which,  three Business Days following Zaiming receipt of the Initial Payment, the Company will issue and sell to the Subscriber in a private placement (the “Private Placement”), an aggregate of 4,063,633 shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”), at a price of approximately $0.492 per Share for an aggregate purchase price of $2.0 million.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement with the Subscriber on June 13, 2025 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated (i) to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares, and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, in each case subject to certain deadlines.

The foregoing descriptions of the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Subscription Agreement and the Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Subscription Agreements and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Subscription Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference. The securities to be issued and sold to the Subscriber under the Subscription Agreement are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Subscriber. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 7.01Regulation FD Disclosure

On June 16, 2025, the Company issued a press release announcing the Licensing Agreement and the Private Placement and made publicly available a corporate presentation that included information on SIM0505.

A copy of the press release and the data presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The exhibits furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01Other Events

The Company believes that its existing cash, cash equivalents and marketable securities will be sufficient to fund its planned operations into mid-2026. The Company based this estimate on assumptions that may prove to be incorrect, and it could exhaust its available capital resources sooner than it currently expects.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Subscription Agreement
10.2	Registration Rights Agreement
99.1	Press release issued by NextCure, Inc. dated June 16, 2025
99.2	Corporate Presentation
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November
Dated: June 16, 2025	NEXTCURE, INC.

	By:	/s/ Steven P. Cobourn
	Name:	Steven P. Cobourn
	Title:	Chief Financial Officer